EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FOR ULTICOM:
Joe Hassett, Senior Vice President
Gregory FCA
877-217-3597
JoeH@GregoryFCA.com

Ulticom Announces Preliminary Second Quarter Fiscal 2010 Revenues
Updates Revenue Expectations for Fiscal Year 2010

Mount Laurel, New Jersey, August 2, 2010 - Ulticom, Inc. (NASDAQ: ULCM), today announced that it anticipates revenues for the second quarter of fiscal year 2010, which ended July 31, 2010 to be approximately $9.6 million. Based on performance in the first half of 2010, the Company currently expects fiscal year 2010 revenues to be down approximately 15% to 20% from fiscal 2009 levels or approximately $36.5 to $39.0 million.

“Revenues were lower than expected due to the continued delays in anticipated orders for our system solutions as well as the ongoing weakness in carrier spending on Ulticom related projects for our component products,” said Shawn Osborne, President and CEO of Ulticom. “Given the challenging telecommunications environment and the current unpredictability of customer deployments, we believe it is prudent to lower our revenue guidance for the year.  We remain focused on growing our customer base and developing new systems solutions, which we believe in the long term will offset the decline in revenue from our components business.”

The Company expects to release its final second quarter results in early September 2010, and will host a conference call following the release to discuss its second quarter results and update its financial outlook for fiscal year 2010, which ends January 31, 2011.

About Ulticom, Inc.
Ulticom provides service essential signaling component and system solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy broadband mobile access, multimedia transport control, subscriber data management and enhanced communication services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia.

Note: This Press Release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements relating to the Company’s future business performance.  Important factors that could cause actual results to differ materially include those  risks described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 20, 2010.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

###